Exhibit 21.1

Ocean Energy, Inc.

The following is a listing of significant subsidiaries as of March 9, 2001:

                                                                    Jurisdiction of Incorporation
                 Name of Subsidiary                                        or Organization
------------------------------------------------------    ---------------------------------------------------

Big Sky Gas Marketing, Inc.                               Delaware
Havre Pipeline Co. L.L.C.                                 Texas
Ocean Angola Corporation                                  Delaware
Ocean Cote d'Ivoire, Ltd.                                 Cayman Islands
Ocean Energy, Inc.                                        Louisiana
Ocean Energy Resources, Inc.                              Delaware
Ocean Equatorial Guinea Corporation                       Delaware
Ocean International, Ltd.                                 Delaware
Ocean International Holdings, Ltd.                        Cayman Islands
Ocean East Zeit Petroleum Ltd.                            Cayman Islands
Ocean (Egypt) Ltd.                                        Cayman Islands
Ocean (Egypt) East Beni Suef Ltd.                         Cayman Islands
Ocean Field Services Company                              Texas
Ocean SW Gebel El Zeit                                    Cayman Islands
Ocean WAG Petroleum Ltd.                                  Cayman Islands
Seagull Marketing Services Inc.                           Texas
Seagull Pipeline & Marketing Inc.                         Delaware
Seagull Pipeline Company                                  Delaware
Seagull Series 1995 L.L.C.                                Delaware
Seagull Series 1995 Trust                                 Delaware
Texneft Inc.                                              Texas
UMC Colorado L.L.C.                                       Colorado